Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2022 on our audits of the consolidated financial statements of Air Industries Group and Subsidiaries as of and for the years ended December 31, 2021 and 2020, which was included in the Annual Report on Form 10-K of the Company filed March 25, 2022.

/S/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P. C.

Certified Public Accountants

Saddle Brook, New Jersey

May 6, 2022